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                                                                      Exhibit 1

                                  AMENDMENT TO
                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT

         AMENDMENT, dated as of March 22, 2002 (this "Amendment"), to the Shareholder Protection Rights Agreement, dated as of September 23, 1997 (the "Rights Agreement"), between Smithtown Bancorp, Inc., a New York corporation (the "Company") and Mellon Investor Services, L.L.C., a New Jersey limited liability company as successor in interest of ChaseMellon Shareholder Services, L.L.C, as Rights Agent (the "Rights Agent").

         WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may, prior to the Flip-in Dates (as defined in the Rights Agreement), amend the Rights Agreement without the approval of any holders of Rights (as defined in the Rights Agreement). The Company now desires to amend the Rights Agreement as set forth in this Amendment; and

         WHEREAS, at a meeting of the board of directors of the Company on February 21, 2002, the board of directors of the Company unanimously approved the amendment to the Rights Agreement set forth in this Amendment and authorized the Company to execute an amendment to the Rights Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1.  Amendment of Section 1.1
             ------------------------
         The Rights Agreement is hereby amended by deleting in its entirety the second sentence in the definition of "Exercise Price" contained in Section 1 thereof and substituting therefor the following:

             "Until adjustment thereof in accordance with the terms
                 hereof, the Exercise Price shall equal $190.00"

         2.  Amendment to Form of Rights Certificate
             ---------------------------------------
         The form of Rights Certificate set forth in the Rights Agreement as Exhibit A is hereby amended by deleting in its entirety the last sentence of the first paragraph of the form of Rights Certificate (not including the legend at the top of such form) and substituting therefor the following:

            "The Exercise Price shall initially be $190.00 per Right and shall be subject to adjustment as provided in the Agreement"

         3. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE
            -------------
UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

          4. Counterparts. This Amendment may be executed in any number of
             ------------
counterparts, each of which shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

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         Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    SMITHTOWN BANCORP, INC.

                                    By:_________________________________________
                                       Name:    Bradley E. Rock
                                       Title:   Chairman of the Board, President
                                                and Chief Executive Officer

                                    MELLON INVESTOR SERVICES, L.L.C.

                                    By:_________________________________________
                                       Name:
                                       Title: